SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 2, 2014

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

 Does Not Apply
(Former name or former address, if changed since last report)

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) was held on July 2, 2014, in Salt Lake City, Utah.  As of the record date, there were issued and outstanding 11,844,678 shares of Class A common stock and 13,294,792 shares of Class C common stock, for a combined total of 25,139,470 Class A and Class C common shares.  At the Annual Meeting there were present or represented by proxy a total of 8,478,267 Class A common shares (approximately 72%) and 13,012,792 Class C common shares (approximately 98%), for a combined total of 21,491,059 Class A and Class C common shares (approximately 85%).  Accordingly, under the Company’s Bylaws and the Utah Revised Business Corporation Act, the combined total of Class A and Class C common shares was a majority of the outstanding shares of Class A and Class C common stock and constituted a quorum for the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) approved the election of Scott M. Quist, Robert G. Hunter, M.D., H Craig Moody, J. Lynn Beckstead, Jr., John L. Cook, Gilbert A. Fuller, Jason G. Overbaugh, S. Andrew Quist and Norman G. Wilbur as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; (iii) approved the adoption of the Company’s 2014 Director Stock Option Plan and the reservation of 150,000 shares of Class A common stock to be available for issuance under the plan; (iv) approved an amendment to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split and weighted voting of the Company’s Class C common stock; (v) approved an amendment to the Company’s Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares; and (vi) ratified the appointment of Eide Bailey LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014.

The results of the voting on the matters submitted to the stockholders were as follows:

1.  To elect three directors to be voted upon by Class A common stockholders voting separately as a class to serve until the 2015 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Against	Votes Abstaining
Scott M. Quist Robert G. Hunter, M.D. H. Craig Moody	Class A Class A Class A	5,827,979 5,831,742 5,826,067	236,919 233,156 238,831	– – –

2.  To elect the remaining six directors to be voted upon by Class A and Class C common stockholders together to serve until the 2015 Annual Meeting and until their successors are duly elected and qualified.

Name J. Lynn Beckstead, Jr. John L. Cook Gilbert A. Fuller	Class Class A Class C Total Class A Class C Total Class A Class C Total	Votes For 5,815,227 13,012,748 18,827,975 5,831,742 13,012,748 18,844,490 5,831,695 13,012,748 18,844,443	Votes Against 249,671 44 249,715 233,156 44 233,200 233,203 44 233,247	Votes Abstaining – – – – – – – – –

Jason G. Overbaugh S. Andrew Quist Norman G. Wilbur	Class A Class C Total Class A Class C Total Class A Class C Total	5,816,061 13,012,748 18,828,809 5,812,977 3,012,748 18,825,725 5,307,966 13,012,748 18,320,714	248,837 44 248,881 251,921 44 251,965 756,932 44 756,976	– – – – – – – – –

3.  To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	5,778,999 13,000,660 18,779,659	253,845 – 253,845	32,055 12,132 44,187

4.  To approve the adoption of the Company’s 2014 Director Stock Option Plan and the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	5,723,134 13,005,634 18,728,768	321,614 – 321,614	20,151 7,158 27,309

5.  To approve an amendment to the Company’s Articles of Incorporation to effect a 1- for -10 reverse stock split and weighted voting of the Company’s Class C common stock.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	8,235,184 13,009,191 21,244,375	227,306 – 227,306	15,773 3,601 19,374

6.  To approve an amendment to the Company’s Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	8,250,697 13,005,634 21,256,331	191,979 – 191,979	35,587 7,158 42,745

7.  To ratify the appointment of Eide Bailey LLC as the Company’s independent registered public accountants for the fiscal year ended December 13, 2014.

Class	Votes For	Votes Against	Votes Abstaining
Class A Class C Total	8,238,790 13,004,217 21,243,007	209,848 4,974 214,822	29,628 3,601 33,229

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
Registrant)

Date: July 15, 2014	By: /s/ Scott M. Quist
Scott M. Quist, President